EXHIBIT 12
STATE STREET CORPORATION
Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends

		Years Ended December 31,
(Dollars in millions)		2016	2015	2014	2013	2012
EXCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported		$2,120	$2,298	$2,437	$2,666	$2,747
Share of pre-tax income (loss) of unconsolidated entities		349	(700)	(10)	1	(15)
Fixed charges		334	321	318	365	370
Adjusted earnings	(A)	$2,803	$1,919	$2,745	$3,032	$3,102
Interest on short-term borrowings		$8	$7	$6	$60	$73
Interest on long-term debt, including amortization of debt issuance costs		240	219	206	184	176
Portion of long-term leases representative of the interest factor(1)		86	95	106	121	121
Preferred stock dividends and related adjustments(2)		171	112	61	33	39
Fixed charges and preferred stock dividends	(B)	$505	$433	$379	$398	$409
Consolidated ratios of adjusted earnings to combined fixed charges and preferred stock dividends, excluding interest on deposits	(A)/(B)	5.55 x	4.43x	7.24x	7.62x	7.58x
INCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported		$2,120	$2,298	$2,437	$2,666	$2,747
Share of pre-tax income (loss) of unconsolidated entities		349	(700)	(10)	1	(15)
Fixed charges		419	418	416	458	536
Adjusted earnings	(C)	$2,888	$2,016	$2,843	$3,125	$3,268
Interest on short-term borrowings and deposits		$93	$104	$104	$153	$239
Interest on long-term debt, including amortization of debt issuance costs		240	219	206	184	176
Portion of long-term leases representative of the interest factor(1)		86	95	106	121	121
Preferred stock dividends and related adjustments(2)		171	112	61	33	39
Fixed charges and preferred stock dividends	(D)	$590	$530	$477	$491	$575
Consolidated ratios of adjusted earnings to combined fixed charges and preferred stock dividends, including interest on deposits	(C)/(D)	4.89 x	3.80x	5.96x	6.36x	5.68x
___________________________
(1) The interest factor on long-term operating leases represented a reasonable approximation of the appropriate portion of operating lease expense considered to be representative of interest. The interest factor on long-term capital leases represented the amount recorded as interest expense in our consolidated statement of income.
(2) Preferred dividends and related adjustments, including accretion, were adjusted to represent pre-tax earnings that would be required to cover dividend and accretion requirements.

STATE STREET CORPORATION
Ratios of Earnings to Fixed Charges

		Twelve Months Ended December 31,
(Dollars in millions)		2016	2015	2014	2013	2012
EXCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported		$2,120	$2,298	$2,437	$2,666	$2,747
Share of pre-tax income (loss) of unconsolidated entities		349	(700)	(10)	1	(15)
Fixed charges		334	321	318	365	370
Adjusted earnings	(A)	$2,803	$1,919	$2,745	$3,032	$3,102
Interest on short-term borrowings		$8	$7	$6	$60	$73
Interest on long-term debt, including amortization of debt issuance costs		240	219	206	184	176
Portion of long-term leases representative of the interest factor(1)		86	95	106	121	121
Fixed charges	(B)	$334	$321	$318	$365	$370
Consolidated ratios of adjusted earnings to fixed charges, excluding interest on deposits	(A)/(B)	8.39 x	5.98x	8.63x	8.31x	8.38x
INCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported		$2,120	$2,298	$2,437	$2,666	$2,747
Share of pre-tax income (loss) of unconsolidated entities		349	(700)	(10)	1	(15)
Fixed charges		419	418	416	458	536
Adjusted earnings	(C)	$2,888	$2,016	$2,843	$3,125	$3,268
Interest on short-term borrowings and deposits		$93	$104	$104	$153	$239
Interest on long-term debt, including amortization of debt issuance costs		240	219	206	184	176
Portion of long-term leases representative of the interest factor(1)		86	95	106	121	121
Fixed charges	(D)	$419	$418	$416	$458	$536
Consolidated ratios of adjusted earnings to fixed charges, including interest on deposits	(C)/(D)	6.89 x	4.82x	6.83x	6.82x	6.10x

___________________________
(1) The interest factor on long-term operating leases represented a reasonable approximation of the appropriate portion of operating lease expense considered to be representative of interest. The interest factor on long-term capital leases represented the amount recorded as interest expense in our consolidated statement of income.